                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Absolute Return Fund:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
Absolute  Return Fund,  of our report dated  February 14, 2007, included in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  reference  to our firm  under the  heading  "Independent
Registered  Public  Accounting  Firm"  appearing in the  Statement of Additional
Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
February 14, 2007